Exhibit 99.2

Red Cat Announces Pricing of Public Offering of Common Stock

SALT LAKE CITY, UT., May 12, 2026 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or “Company”), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, announced today the pricing of an underwritten public offering at a price to the public of $9.40 per share. Red Cat is selling 23,936,171 shares of its common stock. The gross proceeds from the offering to the Company are expected to be approximately $225.0 million, before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about May 14, 2026, subject to customary closing conditions. In addition, Red Cat has granted the underwriters a 30-day option to purchase up to an additional 3,590,425 shares of its common stock at the public offering price, less underwriting discounts and commissions.

The Company intends to use net proceeds from the offering for general corporate purposes and continued acceleration of strategic growth initiatives, including, but not limited to, acquisitions or business expansion, research and development, capital expenditures and working capital.

Evercore ISI and BofA Securities are acting as the joint lead bookrunners for the offering. Needham & Company and Northland Capital Markets are acting as co-managers for the offering.

The shares of common stock are being offered by Red Cat pursuant to an automatically effective shelf registration statement that was filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2026. The offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus can be obtained, when available, from Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com or BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, or by e-mail at dg.prospectus_requests@bofa.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness.

Safe Harbor Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating to the exercise by the underwriters of an option to purchase additional shares and Red Cat’s intended use of proceeds from the offering. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the Form 10-K filed with the SEC on March 19, 2026 and the Form 10-Q filed with the SEC on May 7, 2026, Red Cat’s preliminary prospectus supplement filed with the SEC and the other filings that Red Cat makes with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Red Cat undertakes no duty to update such information except as required under applicable law.

Contact:

INVESTORS:

Ankit Hira

Solebury Strategic Communications for Red Cat Holdings, Inc.

E-mail: RCAT@soleburystrat.com

NEWS MEDIA:

Peter Moran

Phone: (347) 880-2895

Email: peter@indicatemedia.com